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                                                                 Exhibit 99(D)20

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services Act 1986 or from another appropriate authorised independent financial adviser.

This Form of Election should be read in conjunction with the offer document addressed to the holders of Sema Shares dated 21 February 2001 (the Offer Document) and the letter from Schlumberger Investments and Sema plc (Sema) companying this Form (the Letter). The definitions used in the Offer Document and the Letter apply in this Form of Election save where the context otherwise requires.

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                               FORM OF ELECTION

Proposals to US Participants in the Sema 2000 Stock Purchase Plan (the Stock Purchase Plan)

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Once completed this Form of Election should be returned to your HR representative. In order for this Form of Election to be effective, it must be received no later than 5.00 p.m. on 11 May 2001.

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To: Sema plc
Schlumberger Investments
Computershare Trust Company of New York

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1. WHICH OFFER DO YOU ELECT TO ACCEPT FOR YOUR OPTION

                                            BOX A           BOX B
                                       Accept the Cash   Exercise my
                                        Cancellation      option and
                                            Offer      accept the Offer
                                       --------------- ----------------
                                        [___________]   [____________]


By ticking Box A, I irrevocably elect to accept the Cash Cancellation Offer on the terms set out in the Letter and this Form.

By ticking Box B, I irrevocably elect to exercise my option(s) as indicated in respect of the Sema ADSs available to me and to accept the Offer in respect of the Sema ADSs I thereby acquire.

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2. IF YOU TICKED BOX B, YOU ARE (i) HEREBY INSTRUCTING YOUR EMPLOYING COMPANY
   TO APPLY YOUR CONTRIBUTIONS IN THE PURCHASE ACCOUNT TOWARDS THE SUBSCRIPTION OF SEMA ADSs AND FOR ANY SURPLUS CONTRIBUTIONS TO BE RETURNED TO YOU; AND (ii) AUTHORISING YOUR EMPLOYING COMPANY TO TRANSFER THE SEMA ADSs YOU WOULD HAVE RECEIVED TO SCHLUMBERGER AND PAY YOU CASH FOR THEM.

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3. IF YOU TICKED BOX B IN RESPECT OF THE SEMA ADSs ACQUIRED ON EXERCISE OF
   YOUR OPTION, DO YOU WANT TO RECEIVE THE PROCEEDS FROM YOUR ACCEPTANCE OF THE OFFER IN US DOLLARS? (COMPLETE BOX C, BUT ONLY IF YOU TICKED BOX B IN
   PART 1.)

                                                                    BOX C

  Please put YES in Box C to receive all of the cash due            [___]
  to you (net of deductions for tax) from acceptance of the Offer in respect of your Sema ADSs acquired on exercise of your option(s) in US dollars instead of pounds sterling.

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4.I HEREBY:

(a) confirm that the elections which I have made in this Form of Election are irrevocable;

(b) warrant that the option(s) in respect of which I have elected above are valid and subsisting and free from all liens, charges and encumbrances of any nature whatsoever, and acknowledge that the option certificate(s) in respect of such option(s) shall become void once the Sema Shares subject to that option have been acquired pursuant to my elections in this Form of Election;

(c) irrevocably authorise any director or officer of Sema or Schlumberger Investments or any agent of such person as my attorney on my behalf to do all acts and things and to execute any document as may be necessary or desirable to give effect to the elections and acceptances I have made above, and I hereby undertake to execute any further assurances that may be required in connection with such elections and acceptances;

(d) confirm that all powers of attorney and authorities on the terms conferred by this Form of Election are given by way of security for the performance of my obligations and are irrevocable in accordance with Section 4 of the Powers of Attorney Act 1971;

(e) undertake to confirm and ratify any action properly or lawfully taken on my behalf by any attorney appointed by or pursuant to this Form of Election;

(f) accept that the option certificate(s) issued in respect of the option(s) granted to me in relation to which I have made elections and acceptances under this form are cancelled; and

(g) confirm that I have read and agree to the Terms and Conditions attached to this Form of Election and that I have received the Offer Document and the Letter.

Executed as a deed by the option holder:  To be completed by witness (the witness must be over 18 years of age and not the option
                                          holder's spouse)
Name of option holder                     Name of Witness
(print): _________________________________(print):_____________________________________
Signature: _______________________________Signature:___________________________________
Date: ____________________________________Date:________________________________________
Address: _________________________________Address:_____________________________________
________________________________________________________________________________________
________________________________________________________________________________________

Your signature on this Form of Election must be witnessed because English law requires you to execute this Form of Election as a deed to give effect to certain instructions in the Form.

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TERMS AND CONDITIONS

1. The delivery of this Form of Election duly signed may, if Schlumberger Investments determines it appropriate, shall be as effective as if it were duly completed and received notwithstanding that it is not completed or received strictly in accordance with the Form of Election, the instructions and these Terms and Conditions.

2. If you incorrectly place a tick against any option which you do not hold, that instruction will be ignored, but your remaining instructions may be actioned.

3. By completing Box A in respect of a particular option you irrevocably:

  (a) release that option over Sema ADSs; and

  (b) accept the Cash Cancellation Offer on the terms set out in the Letter and authorise Schlumberger Investments to procure the payment to you of the appropriate sum net of any withholding or employee's social charges through the payroll system.

4. By completing Box B in respect of a particular option you irrevocably:

  (a) instruct your employing company to apply your contributions in the purchase account towards the subscription of Sema ADSs and for any surplus contributions to be returned to you;

  (b) authorise your employing company to transfer the ADSs you would have received to Schlumberger Investments and to pay you cash for them;

  (c) elect to exercise that option;

  (d) accept the Offer in respect of the Sema ADSs allotted to you on the exercise of that option;

  (e) authorise each of Sema and Schlumberger Investments, jointly and severally, any director or officer of Sema and Schlumberger
      Investments, or any agent of such person as your attorney to execute on your behalf a letter of transmittal of the Offer, and a form of transfer in favour of Schlumberger Investments in respect of those Sema ADSs, and you are thereby deemed to give the various warranties, representations, agreements, undertakings and authorities set out in Parts A and B of Appendix I of the Offer Document;

  (f) authorise Sema to procure the registration of the transfer of those Sema ADSs and the delivery of a certificate in respect of those Sema ADSs to Schlumberger Investments or as it may direct; and

  (g) authorise Schlumberger Investments or Computershare Services PLC to send to you or procure the sending to you of a cheque in respect of any cash due to you (less any tax) at the address you have shown on this Form of Election and at your risk.

5. By completing Box C you irrevocably elect to receive US dollars instead of pounds sterling on the terms set out in paragraph II of part B of Appendix 1 to the Offer Document in respect of all of the cash proceeds due to you (net of deductions for tax if applicable) to which you are entitled from acceptance of the Offer in respect of the Sema ADSs acquired on exercise of your option(s). You accept that any fluctuation in the US dollar / pound sterling exchange will be at your risk.


                   Printed by RR Donnelley Financial, 73984